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                                                                   EXHIBIT 14(b)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Proxy Statement and Prospectus on Form N-14 of our report dated February 13, 2004 relating to the financial statements and financial highlights which appears in the December 31, 2003 Annual Report to Shareholders of Phoenix Edge Series Fund, which are also incorporated by reference into the Proxy Statement and Prospectus. We also consent to the reference to us under the headings "Fiscal Year End and Financial Statements" and "Other Information" in such Proxy Statement and Prospectus.

PricewaterhouseCoopers LLP
Boston, Massachusetts
September 23, 2004